September 14, 1997



DEAR STOCKHOLDER:

You are cordially invited to attend the Annual Meeting of Stockholders of Somatogen, Inc. (the "Company") to be held on the 28th day of October 1997, at 10:00 A.M. MDT, at the Broker Inn, 555 Thirtieth Street, Boulder, Colorado.

At this year's Annual Meeting, you will be asked to elect seven directors, to amend the Company's Non-Employee Director Stock Option Plan and to ratify the appointment of the Company's independent accountants for fiscal year 1998. The accompanying Notice of Meeting and Proxy Statement describe these proposals. The Board of Directors has approved the proposals described in the Proxy Statement and recommends a vote "FOR" each proposal.

In addition to the formal business to be transacted, management will make a presentation on developments of the past year and respond to comments and questions of general interest to stockholders.

It is important that your shares be represented and voted, whether or not you plan to attend the Annual Meeting. Therefore, please sign, date and promptly mail the enclosed proxy in the prepaid envelope provided.

Sincerely,




Andre de Bruin
Chairman of the Board, President
and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 28, 1997

TO THE STOCKHOLDERS OF SOMATOGEN, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Somatogen, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, October 28, 1997, at 10:00 A.M. MDT, at the Broker Inn, 555 Thirtieth Street, Boulder, Colorado, for the following purposes:
         1. To elect seven directors to hold office until the next annual meeting of stockholders;
         2. To approve an amendment to the Company's Non-Employee Director Stock Option Plan ("Directors' Plan"), to increase the aggregate number of shares of Common Stock authorized for issuance under the Directors' Plan by 200,000 shares, to increase the non-discretionary option grants under the Directors' Plan, to accelerate the vesting of options granted under the Directors' Plan upon certain changes in control of the Company, and to incorporate a directors' deferred fee option grant feature;
         3. To ratify the selection of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending June 30, 1998; and
         4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on September 3, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation, adjournment or postponement thereof.

                                             By Order of the Board of Directors


                                             James C.T. Linfield,
                                             Secretary
Boulder, Colorado
September 14, 1997

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A PROXY ISSUED IN YOUR NAME FROM THE BROKER, BANK OR OTHER NOMINEE. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                 SOMATOGEN, INC.
                         2545 Central Avenue, Suite FD1
                          Boulder, Colorado 80301-2857

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Somatogen, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, October 28, 1997, at 10:00 A.M. MDT, (the "Annual Meeting"), or at any continuation, adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Broker Inn, 555 Thirtieth Street, Boulder, Colorado.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of the Company's Common Stock (the "Common Stock") in their names which are beneficially owned by others to forward the solicitation materials to such beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers or other regular employees of the Company, or, at the Company's request, Beacon Hill Partners, Inc. No additional compensation will be paid to directors, officers or other regular employees for such services, but Beacon Hill Partners, Inc. will be paid its customary fee, estimated to be about $3,000, if it renders solicitation services.

This proxy statement and accompanying proxy card will be mailed on or about September 14, 1997, to all stockholders entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares

Only holders of record of Common Stock at the close of business on September 3, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on September 3, 1997 there were outstanding and entitled to vote 20,870,621 shares of Common Stock. Each holder of record on such date is entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, Somatogen, Inc., 2545 Central Avenue, Suite FD1, Boulder, Colorado 80301-2857, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders (the "1998 Annual Meeting") must be received by the Company no later than May 14, 1998 in order to be included in the proxy statement and proxy relating to the 1998 Annual Meeting.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

The Company's Restated Certificate of Incorporation and By-laws provide that the authorized number of directors shall be determined by resolution of the Board of Directors. The resolution currently in effect provides for a Board of seven members.

Vacancies on the Board may be filled by a majority of the remaining directors, unless such directors determine to submit such matter for a stockholder vote. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in size of the Board of Directors) will serve for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

There are seven nominees for the seven Board positions authorized by resolution of the Board of Directors. If elected at the Annual Meeting, each of the nominees would serve until the 1998 Annual Meeting and until his or her successor shall have been elected and qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company.

Directors are elected by a plurality of the votes cast. Proxies may not vote for more than the number of candidates which have been nominated. It is the intention of the persons named in the enclosed proxy, unless authorization to do so is withheld, to vote the proxies received by them for the election of the seven nominees named below. If, prior to the Annual Meeting, any nominee should become unavailable for election, an event which is not now anticipated by the Board, the proxies will be voted for the election of such substitute nominee or nominees as the Board of Directors may propose.

MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE.

Nominees

The names of the nominees and certain information about them are set forth below:

Name                       Age    Principal Occupation

Andre de Bruin              50    Chairman of the Board, President and
                                  Chief Executive Officer

Carlos A. Ferrer            43    General Partner of Ferrer Freeman Thompson &
                                  Co., the General Partner and Management
                                  Company of Health Care Capital Partners, L.P.

Bernadine Healy, M.D.       51    Dean of the College of Medicine and Professor
                                  of Internal Medicine at The Ohio State
                                  University

Gene I. Miller (1) (2)      55    General Partner of Miller & LaHaye, L.P.,
                                  the General Partner of Peregrine Ventures II

George B.Rathmann, Ph.D.(1) 69    Chairman of the Board, Chief Executive Officer
                                  and President of ICOS Corporation

Jack W. Schuler (2)         56    Chairman of the Board of Stericycle, Inc.,
                                  Chairman of the Board of Ventana Medical
                                  Systems, Inc.

Ralph Snyderman, M.D.       57    Chancellor for Health Affairs and Dean of the
                                  School of Medicine at the Duke University
                                  Medical Center

(1) Member of the Compensation Committee
(2) Member of the Audit Committee

Nominees for Election as Director

ANDRE DE BRUIN
Mr. de Bruin was appointed President and Chief Executive Officer in July 1994 and appointed to the Board of Directors in August 1994. He also was appointed Chairman of the Board in January 1996. From 1989 until June 1994, Mr. de Bruin was Chairman, President and Chief Executive Officer of Boehringer Mannheim Corporation, Indianapolis, Indiana, a U.S. subsidiary of Corange Ltd., a private, global healthcare corporation. Mr. de Bruin also serves on the Board of Directors of Diametrics Medical, Inc. and is Vice Chairman of the Board of Directors of Quidel Corporation.

CARLOS A. FERRER
Mr. Ferrer became a director in July 1996. Since October 1995, he has been a General Partner of Ferrer Freeman Thompson & Co., the General Partner and Management Company of Health Care Capital Partners, L.P., a private equity fund investing exclusively in the Health Care industry. Previously, Mr. Ferrer was Managing Director and Head of Global Health Care Investment Banking at CS First Boston Inc. where he was employed since July 1978. Mr. Ferrer is a Director of Gensia Sicor, Inc., Americaid, Inc., and Chairman of the Board of Trustees of the Cancer Research Institute, a not-for-profit research institution.

BERNADINE HEALY
Dr. Healy became a director in March 1996. She has been Dean of the College of Medicine and Public Health, and Professor of Internal Medicine at The Ohio State University since October 1995 and Senior Policy Advisor at the Page Center of the Cleveland Clinic Foundation since July 1994. Dr. Healy was the Director of the National Institute of Health (NIH) from April 1991 to June 1993. Immediately prior to her appointment at the NIH, Dr. Healy was Chairman of the Research Institute of the Cleveland Clinic Foundation from September 1985 to April 1991, and was a staff member of the Clinic's Department of Cardiology. From February 1984 to September 1985, Dr. Healy was Deputy Director of the Office of Science and Technology Policy at the White House and Chairman of the White House Cabinet Working Group on Biotechnology. She additionally served as a member of several advisory groups, including the Councils of the National Heart, Lung and Blood Institute, and President of the American Heart Association. Dr. Healy serves on the Board of Directors of Medtronic, Inc., National City Corporation, Karrington Health, Inc. and Invacare Corporation.

GENE I. MILLER
Mr. Miller became a director in October 1988. He has been a General Partner of Miller and LaHaye, L.P. ("M&L"), the General Partner of Peregrine Ventures II, L.P., a private venture capital firm ("Peregrine"), since 1984 and, from 1981 until 1984, Mr. Miller was a General Partner of Peregrine Associates, the
General Partner of Peregrine Ventures, a private venture capital firm. Mr. Miller currently serves on the Board of Digital Transmission Systems, Inc. and Raytel Medical Corporation.

GEORGE B. RATHMANN
Dr. Rathmann became a director in June 1989. He is currently Chairman of the Board, Chief Executive Officer and President of ICOS Corporation, a biotechnology company which he founded in July 1990. He is also currently Chairman Emeritus of Amgen Inc., a biopharmaceutical company. From 1981 to October 1988, Dr. Rathmann served as President and Chief Executive Officer of Amgen and from February 1986 to July 1990 as Chairman of the Board of Amgen. Dr. Rathmann currently serves on the Board of Hedral Therapeutics, Inc.

JACK W. SCHULER
Mr. Schuler has been a director since June 1991. He is Chairman of the Board of Stericycle, Inc., a company that processes, sterilizes and recycles medical waste, since January 1990. Mr. Schuler is also Chairman of the Board of Ventana Medical Systems, Inc., a company that develops and manufactures instruments/reagents that automate immunohistochemistry, since November 1995. From 1972 to 1989, Mr. Schuler was employed by Abbott Laboratories, a pharmaceutical company, and served as President and Chief Operating Officer of Abbott from 1987 to 1989 and on the Abbott Board of Directors from 1985 to 1989. Mr. Schuler is a member of the Board of Directors of Chiron, Inc. and Medtronic, Inc.

RALPH SNYDERMAN
Dr. Snyderman became a director in March 1989. He has been Chancellor for Health Affairs and Dean of the School of Medicine at the Duke University Medical Center since May 1989 and was formerly Senior Vice President of Medical Research and Development at Genentech, Inc. from January 1987 to May 1989. Dr. Snyderman also serves on the Board of Directors of Proctor and Gamble, Inc.


Board Committees and Meetings

During the fiscal year ended June 30, 1997 ("fiscal 1997") the Board of Directors held four meetings. The Board of Directors has an Audit Committee and a Compensation Committee.

The Audit Committee meets with the Company's independent accountants at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent accountants to be retained; and receives and considers the independent accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two non-employee directors: Messrs. Miller and Schuler. The Committee met twice during fiscal 1997.

The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors: Mr. Miller and Dr. Rathmann. The Committee met twice during fiscal 1997.

During fiscal 1997, each director attended each of the meetings of the Board and the committees on which he or she served.

                                   PROPOSAL 2

               APPROVAL OF NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

In July 1993, the Company adopted its Non-Employee Director Stock Option Plan (the "Directors' Plan"), under which 150,000 shares of Common Stock have been reserved for issuance. In October 1995, the stockholders approved an amendment to the Directors' Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 120,000 shares. Options to purchase 172,876 shares are outstanding under the Directors' Plan and 90,456 are available for future option grants. In July 1997, the Board adopted an amendment to the Directors' Plan which is subject to stockholder approval. In addition to clarifying certain provisions of the Directors' Plan, the amendment increases the number of shares of Common Stock available for grant under the Directors' Plan from 270,000 to 470,000 shares, provides a directors' deferred fee option grant attribute, provides for acceleration of vesting in the event of a change in control of the Company, and increases non-discretionary stock option grants to cover 15,000 shares upon initial appointment to the Board and annual stock option grants thereafter at no less than 7,500 and no more than 15,000 shares, respectively, as determined by the terms of the Directors' Plan.

The Board adopted the amendment to the Directors' Plan in order to provide its current non-employee directors, together with any non-employee directors who may in the future serve on the Board, with additional incentives to exert maximum efforts for the success of the Company.

Stockholders are requested in this Proposal to approve the amendment to the Director's Plan. The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to approve the Directors' Plan.

MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the Directors' Plan are outlined below.

General

The Directors' Plan provides for non-discretionary grants of stock options to purchase shares of the Company's Common Stock. The Directors' Plan also permits non-employee directors to defer the receipt of fees in cash and receive future payment of those fees in the form of discounted stock options, with the aggregate discount equal to the amount of the fee deferral, to acquire the Company's Common Stock. Options granted under the Directors' Plan are intended not to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). See "Federal Income Tax Information" below for a discussion of the tax treatment of nonstatutory stock options.

Purpose

The Company, by means of the Directors' Plan, seeks to retain the services of persons now serving as non-employee directors to the Company, to secure and retain the services of persons capable of serving in such capacity and to provide incentives for such persons to exert maximum efforts for the success of the Company. All non-employee directors are eligible to receive options under the Directors' Plan.

Administration

The Directors' Plan is administered by the Board of Directors. The Board has the power to construe and interpret the Directors' Plan and is authorized to delegate administration of such plan to a committee composed of not fewer than two members of the Board (the "Committee"). The Board of Directors does not presently contemplate delegating administration of the Directors' Plan to any committee of the Board of Directors.

As used herein with respect to the Directors Plan, the "Board" refers to the Committee as well as to the Board of Directors itself.

Eligibility

Only non-employee directors of the Company are eligible to receive options under the Directors' Plan. A non-employee director is defined in the Directors' Plan as a member of the Board of Directors who is not otherwise an employee of the Company. Six of the Company's seven current directors (all except Mr. de Bruin) are eligible to participate in the Directors' Plan.

Stock Subject to the Directors' Plan

An aggregate of 470,000 shares of Common Stock have been authorized for issuance under the Directors' Plan, subject to stockholder approval of Proposal 2. If options granted under the Directors' Plan expire without having been exercised in full, the stock not purchased pursuant to such options again becomes available for issuance under the Directors' Plan.

Non-Discretionary Option Grants

The following is a description of the terms of non-discretionary option grants under the Directors' Plan.

Initial Grant. On the date of initial election to the Board, each non-employee director is granted a stock option to purchase 15,000 shares of Common Stock, subject to stockholder approval of Proposal 2.

Annual Grant. Subject to stockholder approval of Proposal 2, on the date of each Annual Meeting of Stockholders of each year, commencing on the date of the 1998 Annual Meeting, each non-employee director who is then a member of the Company's Board of Directors will receive an option to purchase a number of shares determined by the following formula: 7,500 times a fraction, the numerator of which is $20 and the denominator of which is the closing sales price of the Company's Common Stock on such date. The minimum annual option grant will be 7,500 shares and the maximum annual option grant will be 15,000 shares.

Option Exercise. Non-discretionary stock option grants become exercisable ("vest") in equal quarterly installments over a period of three years, so long as the optionee continues to serve as a director of the Company, and, subject to stockholder approval of Proposal 2, become fully vested in the event of a change in control of the Company. As defined under the Directors' Plan, a change in control occurs if (i) any person (as such term is used in Sections 23(d) and 14(d)(2) of the Securities and Exchange Act of 1934 (the "Exchange Act"), other than the Company, is or becomes the beneficial owner (as defined in Rule 13D-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire capital stock), whether by means of a tender offer or exchange offer, Transaction or otherwise; or (ii) the Board or the stockholders of the Company approve a Transaction. A "Transaction" is: (a) any consolidation or merger of the Company other than a merger solely to effect a reincorporation or a merger of the Company as to which stockholder approval is not required pursuant to Sections 251(f) or 253 of the Delaware General Corporation Law; or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of 50% or more of the assets of the Company; or (c) the adoption of any plan or proposal for the liquidation or dissolution of the Company.

Exercise Price: Payment. The exercise price of all non-discretionary stock options granted under the Directors' Plan is the fair market value of the Common Stock on the date on which the option is granted. The exercise price of options granted must be paid in cash at the time the option is exercised.

Term. Non-discretionary option grants under the Directors' Plan have terms of six years. An option may be exercised following termination of the optionee's service as a non-employee director of the Company only for that number of shares for which it was exercisable on the date of termination of such services. Subject to the maximum six-year term, options remain exercisable for three months following termination of service as a director (twelve months in the case of termination because of disability or death).

Non-Employee Director Fee Deferral Option Grants

Subject to stockholder approval of Proposal 2, non-employee directors may elect to defer their fees otherwise payable in cash, in return for stock options to purchase Common Stock at an aggregate discount from current fair market value equal to the deferred fee amount.

Deferred Election. Elections to defer fees must be filed with the Company prior to the Annual Meeting. Options granted pursuant to a fee deferral election will be granted on the date of the Annual Meeting. The elections apply to fees which will be earned during the year immediately following the date of grant. The deferral election shall be irrevocable until the Annual Meeting of Stockholders of the following year.

Number of Shares. The number of shares of Common Stock subject to each option shall be equal to A/(Bx66-2/3%), where A is the fee deferral amount and B is the fair market value per share of Common Stock on the date of grant. The number of shares shall be rounded down to the nearest whole number.

Exercise Price. The exercise price of each option granted pursuant to a fee deferral election shall be 33-1/3% of the fair market value of the Common Stock subject to such option on the date such option is granted. For example, a director anticipates receipt of meeting fees totaling $5,000. The director elects to defer all of those fees. If the fair market value of a share of stock is $6.00 then the director will receive an option to purchase 1,250 shares of common stock at an exercise price of $2.00 per share. Note that the aggregate discount purchase price for the option is $5,000 which is the equal to the fee deferral amount.

Vesting Term. Such options become exercisable in installments on each date that director fees would have been payable in cash had no deferral election been made, and shall terminate on the earlier of (i) six years from the date the option was granted, or, (ii) three years following termination of his or her relationship as a director. The terms of deferred fee option grants as set forth in the Directors' Plan provide for options to become fully vested and exercisable in the event of a change in control of the Company or in the event the non-employee director dies or becomes disabled.

Adjustment Provisions

If there are any changes made to the shares of Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of ten percent (10%) at any single time, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made in: (i) the number of shares of Common Stock theretofore made subject to stock options, and in the purchase price of such shares; and (ii) the aggregate number of shares which may be made subject to stock options.

Restrictions on Transfer

Under the Directors' Plan, an option may not be transferred by the optionee other than by will or by laws of descent and distribution or pursuant to a (qualified) domestic relations order. During the lifetime of an optionee, an option may be exercised only by the optionee, or by his guardian or legal representative.

Effect of Certain Corporate Events

If the Company or its stockholders enter into an agreement to dispose of all, or substantially all, of the assets or outstanding capital stock of the Company by means of a sale or liquidation, or a merger or reorganization in which the Company is not the surviving corporation, the Committee shall have the power and discretion to prescribe the terms and conditions for the exercise of, or modification of, the stock options granted under the plan.

Duration, Amendment and Termination

The Board may alter, amend, suspend or discontinue the Directors' Plan at any time. However, no such action will be effective unless approved by the stockholders of the Company where such approval is required to conform to Nasdaq or exchange listing requirements.

Federal Income Tax Information

The following is a summary of the effect of federal income taxation on the optionee and the Company with respect to the grant and exercise of options under the Directors' Plan.

Stock options granted under the Directors' Plan are subject to federal income tax treatment pursuant to rules governing options that are not incentive stock options.

Options granted under the Directors' Plan are nonstatutory options. There are no tax consequences to the optionee or the Company resulting from the nonstatutory stock option grant. Upon exercise of a nonstatutory stock option, the optionee generally will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. At the time the optionee recognizes ordinary income due to the exercise of the option, the Company generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, generally will be treated as capital gain or loss, and will qualify for mid-term capital gain or loss treatment if the shares have been held for more than one year and for long-term capital gain or loss treatment if the shares have been held for more than 18 months.

                                   PROPOSAL 3

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Board of Directors has selected Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending June 30, 1998 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Price Waterhouse LLP as the Company's independent accountants is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Price Waterhouse LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interest of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of Price Waterhouse LLP.

MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

                    SECURITY OWNERSHIP OF DIRECTORS, OFFICERS
                          AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of July 31, 1997 by (i) each director of the Company; (ii) each Named Executive Officer (as hereinafter defined); (iii) all executive officers and directors as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                                              Percentage
                                                                                             Beneficially
                                                                     Number of Shares (1)      Owned(2)

     Eli Lilly and Company.............................................    2,954,104             14.2%
         Lilly Corporate Center
         Indianapolis, Indiana  46285

     Zesiger Capital Group LLC.........................................    1,067,400              5.1
         320 Park Avenue
         New York, NY  10022

     Gene Miller (3)...................................................      460,616              2.2

     Jack W. Schuler (4)...............................................      258,419              1.2

     Andre de Bruin ...................................................      223,602              1.1

     Bernadine Healy...................................................       11,323               *

     Carlos A. Ferrer..................................................       17,369               *

     George B. Rathmann (5)............................................       76,464               *

     Ralph Snyderman...................................................       97,339               *

     Robert F. Caspari.................................................       51,236               *

     J. William Freytag................................................       68,418               *

     Richard J. Gorczynski.............................................       47,920               *

     Timothy D. Hoogheem...............................................       85,413               *

     All directors and executive officers as a group
     (14 persons) (2), (3)-(6).........................................    1,483,565              6.9

----------------

*    Less than one percent

(1) This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Percentage of ownership is based on 20,870,621 shares of Common Stock outstanding as of July 31, 1997 adjusted as required by rules promulgated by the Securities and Exchange Commission ("SEC").

(2) Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of July 31, 1997, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Includes an aggregate number of shares that may be issuable upon exercise within 60 days for each individual as follows: Mr. Miller, 26,464; Mr. Schuler, 26,464; Dr. Healy, 8,323; Dr. Rathmann, 26,464; Dr. Snyderman, 49,589; Mr. Ferrer, 7,369; Mr.
      de  Bruin,  222,538;  Dr.  Caspari,   48,856;  Dr.  Freytag,  52,296;  Dr.
      Gorczynski, 46,609; and Mr. Hoogheem, 82,671; all directors and executive officers as a group (14 persons), 648,611.

 (3) Includes 433,952 shares held of record by Peregrine. Mr. Miller is a General Partner of M&L, the General Partner of Peregrine. Mr. Miller shares voting and investment power with respect to such shares and may be deemed to be the beneficial owner of such shares. Also includes 200 shares held by Mr. Miller's spouse as to which he disclaims beneficial ownership.

 (4) Includes 7,000 shares owned by Mr. Schuler's spouse and an aggregate of 600 shares owned by Mr. Schuler's spouse as joint tenant with or as custodian for Mr. Schuler's children.

 (5) Includes 12,500 shares owned by Falcon Technology Partners, a Limited Partnership of which Dr. Rathmann is a Limited Partner.

 (6)  Includes 250 shares held by an officer's spouse.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires the Company's directors and certain officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all
Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, for the fiscal year ended June 30, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.



                             EXECUTIVE COMPENSATION


Compensation of Directors

During fiscal 1997, directors of the Company who were not employees of the Company were not paid any cash compensation for their service on the Board of Directors (the "Board") or any committees thereof. The members of the Board are eligible for reimbursement of expenses incurred in connection with their service on the Board. Effective July 22, 1997, non-employee directors of the Company who are not salaried officers or employees receive a fee of $3,000 for each Board meeting attended and $1,000 for participation in each telephonic Board meeting. For Committee meetings held on non-Board meeting dates, non-employee directors receive $750 for each meeting attended and $250 for participation in each telephonic meeting.

Upon appointment to the Board, non-employee directors are eligible to receive a stock option grant. Subject to stockholder approval of Proposal 2, non-employee directors will receive a non-discretionary option grant of 15,000 shares from the Directors' Plan upon initial appointment to the Board.

On the date of each Annual Meeting, each non-employee director who is elected as a director at such meeting will be automatically granted a stock option to purchase a number of shares of Common Stock determined by multiplying 7,500 by a fraction, the numerator of which is $20.00 and the denominator of which is the fair market value of one share of Common Stock on such date. The number of shares subject to each annual stock option grant will not exceed 10,000 and will not be less than 5,000. Subject to stockholder approval of Proposal 2, the maximum and minimum number of shares covered by the option grant will be increased to 15,000 and 7,500 shares, respectively. The exercise price of non-discretionary options granted under the Directors' Plan is equal to the fair market value of the Company's Common Stock on the date of the option grant. Non-discretionary options granted under the Directors' Plan vest in equal quarterly installments over a period of three years from grant and expire six years after the date of grant.

On July 22, 1997, in lieu of the non-discretionary option grant which would have been made on the date of this year's Annual Meeting, the Company granted an option to purchase 15,000 shares of Common Stock to each non-employee director at an exercise price of $4.75 per share, the fair market value of the Company's Common Stock on the date of grant. The options vest in equal quarterly installments over a period of three years and expire after six years. The options were granted under the provisions of the Company's Amended and Restated Stock Option Plan (the "Stock Option Plan").

In connection with the Annual Meeting of Stockholders held on October 31, 1996, and pursuant to the terms and provisions of the Directors' Plan, the Company granted options covering 10,000 shares of Common Stock to each non-employee director at an exercise price of $10.625, the fair market value of the Company's Common Stock on the date of grant.

Subject to stockholder approval of Proposal 2, the amendment to the Directors' Plan provides that in addition to non-discretionary stock option grants, non-employee directors may elect to defer the payment of fees for their services as directors and apply such deferrals to options with exercise prices set at a discount to market with the aggregate amount of such discounts equal to the aggregate amount of the fees so deferred. Non-employee director fee deferral options are granted at an aggregate discount which is equal to the aggregate fee deferral and vest as fees are earned.

As of June 30, 1997, 6,668 options had been exercised under the Directors' Plan.

Compensation of Executive Officers

                             Summary of Compensation

The following table reflects for the fiscal years ending June 30, 1997, 1996 and 1995, certain compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at June 30, 1997 (the "Named Executive Officers"):


                           Summary Compensation Table

                                                                                Long-Term
                                                                              Compensation
                                                                                 Awards
                                                                              ------------
                                        Annual Compensation          Other     Securities
                                        -------------------          Annual    Underlying       All Other
                                   Fiscal    Salary     Bonus     Compensation   Options       Compensation
Name and Principal Position         Year      ($)        ($)        ($)  (1)       (#)           ($)  (2)
----------------------------        ----    -------     ------      --------     -------       ------------

Andre de Bruin                      1997    321,012     47,609             0      30,000           4,900
   Chairman of the Board,           1996    300,000     47,632             0           0           5,053
   President and CEO                1995    300,000     47,621             0     500,000           2,944

Robert F. Caspari, M.D. (3)         1997    219,079          0             0      17,000           4,855
   Senior Vice President of Medical 1996    210,000     25,000         1,031           0           4,620
   and Regulatory Affairs           1995    141,500     25,000       135,189     110,000           4,620

J. William Freytag, Ph.D. (3)       1997    215,993     19,994             0      19,500           4,750
   Senior Vice President of         1996    205,000     20,000             0       5,000           4,750
   Technology and Business          1995    141,900     20,000        96,272     110,000           4,620
   Development

Timothy D. Hoogheem                 1997    180,932          0             0      54,500           5,183
   Senior Vice President of Finance 1996    163,260          0             0       5,000           4,851
   and Administration, Chief        1995    154,000          0             0      10,000           5,064
   Financial Officer and Treasurer

Richard J. Gorczynski, Ph.D. (3)    1997    196,335     30,000        21,932      19,500           4,904
   Vice President of Research and   1996    185,520     30,000         9,368       2,000           4,620
   Development                      1995     96,300     30,000        35,605     100,000           2,783


-----------------------------------------
(1) Represents solely relocation expenses reimbursed by Somatogen.

(2) Represents solely employer matching contributions to the Somatogen, Inc. Custom 401(k) Plan (the "401(k) Plan") paid in shares of Common Stock which vest over a four-year period commencing as of the employee's hire date.

(3) Drs. Freytag, Caspari and Gorczynski joined the Company in October 1994, October 1994 and December 1994, respectively. For fiscal 1995, salary and bonus for these officers represent amounts earned from the date they joined the Company through June 30, 1995.

                        Stock Option Grants And Exercises

The Company grants options to its executive officers under its Stock Option Plan. As of June 30, 1997, options to purchase a total of 2,539,691 shares were outstanding under the Plan and options to purchase 955,937 shares remained available for grant thereunder.

The following tables show for the fiscal year ended June 30, 1997, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:


                         Option Grants in Last Fiscal Year
                                   Individual Grants
                                                                               Potential Realizable Value
                                                                                at Assumed Annual Rates
                      Number of       % of Total                                    of Stock Price
                      Securities       Options                                  Appreciation for Option
                      Underlying      Granted to    Exercise                             Term(3)
                       Options       Employees in   Price per                   ------------------------
Name                Granted (#)(1)  Fiscal Year(2)  Share ($)   Expiration Date      5%          10%
-----               --------------  --------------  ---------   ---------------    ------      ------


Andre de Bruin           10,000         1.2%         10.625       10/31/2002       $36,135    $81,978
                         20,000         2.5           5.625       05/02/2003        38,261     86,801

Robert F. Caspari         5,000         0.6          10.625       10/31/2002        18,068     40,989
                         12,000         1.5           5.625       05/02/2003        22,956     52,080

J. William Freytag        7,500         0.9          10.625       10/31/2002        27,101     61,484
                         12,000         1.5           5.625       05/02/2003        22,956     52,080

Timothy D. Hoogheem      35,000         4.4          11.500       07/16/2002       136,888    310,553
                          7,500         0.9          10.625       10/31/2002        27,101     61,484
                         12,000         1.5           5.625       05/02/2003        22,956     52,080

Richard J. Gorczynski     7,500         0.9          10.625       10/31/2002        27,101     61,484
                         12,000         1.5           5.625       05/02/2003        22,956     52,080


----------------------------------

(1) Options granted in fiscal 1997 have a six-year term and vest quarterly over a period of two to five years.

(2)  Based on 802,690 options granted to employees in fiscal 1997.

(3) The potential realizable value is based on the term of the option at its time of grant (six years in the case of the options listed above). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increased over the option term, which will benefit all stockholders.


                         Aggregated Option Exercises in
               Last Fiscal Year and Fiscal Year-End Option Values

                                                       Number of Unexercised
                                                       Securities Underlying     Value of Unexercised In-
                                                           Options at              the-Money Options at
                                                        Fiscal Year-End             Fiscal Year-End (2)
                             Shares      Value      --------------------------  ---------------------------
                          Acquired on  Realized     Exercisable  Unexercisable  Exercisable   Unexercisable
      Name                Exercise (#) ($)  (1)         (#)         (#)             ($)            ($)
---------------------     ------------ --------    ------------  -------------  -----------   -------------

Andre de Bruin                 --          --        218,288      311,712            --           --

Robert F. Caspari              --          --         46,444       80,556            --           --

J. William Freytag             --          --         49,417       85,083            --           --

Timothy D. Hoogheem            --          --         75,542       53,958            --           --

Richard J. Gorczynski          --          --         43,916       77,584            --           --


----------------------------

(1) Value realized is based on the fair market value of the Company's Common Stock on the date of exercise less the exercise price.

(2) Calculated on the basis of the closing sale price per share for the Common Stock as quoted on The Nasdaq Stock Market of $4.625 on June 30, 1997, less the exercise price.


Discretionary Stock Option Grant

In April  1997,  the  Company  reprioritized  its  projects  as a result  of the termination of the strategic alliance with Eli Lilly and Company. The reprioritization of projects resulted in a staff reduction of 67 employees. As a retention incentive to remaining employees, the Compensation Committee, at a regularly scheduled meeting held May 2, 1997, approved a discretionary stock option grant. Pursuant to the terms of the stock option grant as set forth by the Compensation Committee, the options granted to employees vest quarterly over a two year period and expire six years from the date of grant. Options to purchase a total of 307,000 shares of the Company's Common Stock at $5.625 per share were granted.

Employment Agreements

On July 25, 1997, the Company entered into agreements (the "Retention Agreements") with each of the Named Executive Officers and three other vice presidents of the Company (individually, the "Executive"). The Retention
Agreements provide that if within one year of (i) a change in control of the Company, (ii) or a change in the chief executive officer or chief operating officer, (a) the Executive's employment is terminated without cause or (b) the Executive voluntarily leaves after any of (i) a reduction in salary or benefits;
(ii) a substantial change in the nature or status of the Executive's responsibilities or the assignment of duties to Executive inconsistent with Executive's position; (iii) a relocation of the Company's principal executive offices to a location outside of Boulder County; (iv) a material breach of any provision of the Retention Agreement which has not been cured within 30 days; or, (v) a failure to assume the Retention Agreement by a successor to the Company, the Executive will receive severance compensation equal to his or her base salary, any bonus or other incentive compensation, including Company paid health insurance benefits for a period of twelve months. Additionally, any stock options held by the Executive shall fully vest and become exercisable and shall remain exercisable for a period of (i) 90 days if the termination occurs following a change of control in which the Company's stock is exchanged for consideration consisting of 75% or more cash; (ii) or twelve months in the event of termination because of the Executive's disability; (iii) or two years following a termination of employment for any other reason entitling the Executive to severance pay under the Retention Agreement. Absent a change in control or change in chief executive officer or appointment of a chief operating officer, the Retention Agreements expire July 25, 1999. The Retention Agreements may be renewed by written agreement of the Executive and the Company for successive one year periods.

The Company entered into an employment agreement effective June 24, 1994 with Andre de Bruin. The employment agreement provided for a base salary of $300,000 to be reviewed annually, an employment bonus of $142,862 which was paid biweekly over a three-year period commencing on July 29, 1994 and it provides for a bonus of up to 50 percent of his base salary to be awarded at the discretion of the Compensation Committee. The employment agreement also provided that if Mr. de Bruin is terminated without cause prior to the expiration of the aforementioned three-year period, he would be entitled to continue to receive the employment bonus on a monthly basis until it had been paid in full. See the Compensation Committee Report for a discussion of the other terms of Mr. de Bruin's compensation package.

Effective October 17, 1994, the Company entered into an employment agreement with Dr. Freytag. The employment agreement provides for a base salary of $205,000 to be reviewed annually and an employment bonus of $100,000 payable in equal annual installments of $20,000 over five years. In the event Dr. Freytag voluntarily terminates his employment or leaves for cause, the unpaid portion will be forfeited. Based on performance and achievement of mutually agreed upon goals, Dr. Freytag will be eligible to receive a target bonus of up to 40 percent of his base salary. The Company reimbursed Dr. Freytag for his relocation and also provided him with an interest free bridge loan which was repaid in fiscal 1996. If the Company terminates Dr. Freytag's employment for any reason other than cause or persistent unsatisfactory performance, he will receive severance compensation in an aggregate amount equal to base salary for a period of six months. Corporate-paid health insurance will also continue for six months after the termination date.

At the discretion of the Compensation Committee and based on performance and achievement of mutually agreed upon goals, Drs. Caspari and Gorczynski are eligible to receive target bonuses of up to 40 percent of their respective base salaries.

Compensation Committee Report (1)

The Compensation Committee of the Board of Directors (the "Committee") is composed of two non-employee directors, Dr. Rathmann and Mr. Miller. The Committee is responsible for setting the Company's policies governing employee compensation and administering the Company's employee benefit plans, including the Stock Option Plan, the Somatogen, Inc. Custom 401(k) Savings Plan and the Employee Stock Purchase Plan.

The Company's executive compensation programs are designed to attract and retain executives capable of leading the Company to meet its business objectives and to motivate them to enhance long-term stockholder value. The Committee annually evaluates the performance and determines the compensation of the Chief Executive Officer and other executive officers of the Company, based upon a mix of the achievement of corporate goals, individual performance and comparisons of compensation paid to executive officers of other biotechnology and biopharmaceutical companies. The competition for experienced senior executive officers in the biotechnology and biopharmaceutical industries is intense. The Committee takes into account the compensation paid by competing companies from survey data to assist it in determining the compensation paid to executive officers of the Company.

The annual compensation for the Company's executive officers consists of three components: (i) a base salary; (ii) an annual cash incentive; and (iii) stock option grants. Each of these components is described in detail below.

Base Salary: Base salaries for executive officers are determined in the context of a review of salaries for similar positions offered by the salary survey data. According to current survey data, the executive officers' base salaries are currently set competitively between the middle and high-end of the range when compared to other biotechnology companies. The Committee generally reviews and adjusts each executive officer's base salary on an annual basis.

Annual Cash Incentive Plan: The annual cash incentive plan established for the executive, management and other key employees to reward participants for their contributions to the achievement of Company-wide performance goals was suspended for fiscal years 1995, 1996 and 1997. This plan may be reestablished by the Board in the future.

Stock Option Plan: The Stock Option Plan has been established to provide all employees of the Company, including executive officers, with an opportunity to share, along with stockholders of the Company, in the benefits deriving from the long-term performance of the Company.

----------------------
(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 as amended (the "1933 Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act"), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Grants of stock options have generally been granted to new employees upon commencement of employment, and on an annual basis to all eligible employees based on evaluations of individual performance levels. Stock options granted under the Plan generally have a four or five-year vesting schedule and expire six to ten years from the date of the grant. However, in order to retain employees subsequent to the Company's April 1997 staff reduction, the Company granted options to purchase 307,000 shares of Common Stock at a purchase price of $5.625 with quarterly vesting over a period of two years. The exercise price of options granted under the Plan is 100% of the fair market value of the underlying stock on the date of grant. In fiscal 1997, the Committee granted options to officers to purchase an aggregate of 189,900 shares of Common Stock. The Committee also granted options to other eligible employees in the Company to purchase an aggregate of 612,790 shares of Common Stock. Options were awarded based on accomplishments and progress toward targeted individual performance objectives for fiscal 1996 supporting the Company's strategic goals and to retain employees after the April 1997 staff reduction.

In the future, the Committee plans to continue the formalized stock bonus award program that rewards individual job performance at all levels of the Company commensurate with accomplishments and progress toward specific individual performance objectives established to support the Company's strategic goals.

The Company has amended its Stock Option Plan to comply with exclusions related to Section 162(m) of the Code relating to the non-deductibility of compensation of Named Executive Officers in excess of $1,000,000 per year.

Stock Option Exchange: The Compensation Committee, at its regularly scheduled meeting on July 16, 1996, approved a stock option exchange plan for employees who held stock options at exercise prices ranging from $23.00 to $40.50. The exchange plan allowed employees to exchange stock options with exercise prices in excess of $22.00 for the same number of options at the then current market value of $11.50. The new options vest quarterly over a five year period commencing September 28, 1996, and have six year terms. Nine employees accepted the exchange covering an aggregate of 85,000 shares, including Mr. Hoogheem who exchanged options to purchase 35,000 shares with an exercise price of $26.75 (of which options to purchase 28,000 shares had vested) for options to purchase 35,000 at an exercise price of $11.50.

In April 1997, the Board of Directors approved a stock option exchange plan for clinical and scientific consultants who held stock options which had been granted under the Company's Consultants Stock Option Plan at exercise prices ranging from $14.25 to $20.125. The exchange plan allowed consultants to exchange their stock options for options to purchase the same number of shares at an exercise price of $5.625 per share, the fair market value of the Company's stock on the date of exchange. The new options vest quarterly over two and one-half years and have six year terms. Options to purchase 46,000 shares of Common Stock were exchanged pursuant to the terms of the exchange offer.

The following table shows certain information concerning the repricing of options received by the Named Executive Officers during the last ten years.


                           Ten Year Option Repricings


                                                                                              Length of
                                      Number of      Market                                    Original
                                     Securities     Price of       Exercise                     Option
                                     Underlying     Stock at       Price at                     Term
                                       Options      Time of        Time of        New         Remaining
                                      Repriced     Repricing      Repricing     Exercise      at Date of
Name                    Date             (#)          ($)            ($)        Price ($)     Repricing
----                    ----          ---------     --------       --------     ---------     ----------

Timothy D. Hoogheem   7/16/96           35,000        11.50          26.75        11.50        1.8 years


Chief Executive Officer Compensation: The Committee used the same procedures described above for setting the base salary and stock option awards for the Chief Executive Officer. During the past fiscal year, the Chief Executive Officer's salary was determined based on comparisons with biotechnology companies as described above. Mr. de Bruin's base salary was increased to $320,000 in fiscal 1997 from $300,000 for each of the two previous fiscal years. Mr. de Bruin's compensation was reviewed in July 1997 and increased to $370,000 per annum. In connection with Mr. de Bruin's June 1994 employment with Somatogen and pursuant to the terms of Mr. de Bruin's employment agreement, Mr. de Bruin received an employment bonus of $142,862 (paid bi-weekly over a three year period). The employment bonus represented the portion of earned but unvested compensation Mr. de Bruin lost as a result of departing from his former employer. In addition Mr. de Bruin remains eligible for a discretionary performance bonus of up to 50 percent of his base salary which will be within the sole discretion of the Committee and will be based on his performance and his achievement of goals mutually agreed upon by the Committee and Mr. de Bruin. The Committee has not specified the terms of Mr. de Bruin's performance bonus and has no plans to specify such terms until the Company achieves a stronger financial position. Consistent with competitive practices in 1994, Mr. de Bruin was also granted in 1994, a stock option to purchase an aggregate of 500,000 shares of Common Stock as an incentive for future performance. This option was granted at an exercise price equal to the fair market value of the common stock on the date of grant and vests on an annual basis over a seven-year period and has a ten-year term. In recognition of Mr. de Bruin's leadership, an option to purchase 10,000 shares of Common Stock was granted in October 1996 and a further option to purchase 20,000 additional shares of Common Stock was granted after the Company's April 1997 staff reduction. The Board of Directors remains confident in Mr. de Bruin's leadership abilities and is pleased and encouraged by the Company's progress under Mr. de Bruin.


                                             COMPENSATION COMMITTEE

                                             Dr. George B. Rathmann
                                             Mr. Gene I. Miller

Performance Measurement Comparison (1)

The following graph shows total stockholder return of the Nasdaq CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) and Nasdaq Pharmaceutical Index beginning on July 31, 1991, and for the Company beginning on August 2, 1991, the date on which the Company's Common Stock commenced public trading:


                            (GRAPH)



---------------------------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

* The total return on investment (change in year-end stock price plus reinvested dividends) assumes $100 invested on August 2, 1991 (or on July 31, 1991 as indicated on the above index) in Somatogen, Inc. Common Stock (at the initial public offering price of $19.00 per share), the Nasdaq CRSP Total Return Index for Nasdaq Stock (U.S. Companies) Index and the Nasdaq Pharmaceutical Index.

OTHER BUSINESS

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                       By Order of the Board of Directors


                                       James C.T. Linfield
                                       Secretary


September 14, 1997

A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended June 30, 1997 is available without charge upon written request to Secretary, Somatogen, Inc., 2545 Central Avenue, Suite FD1, Boulder, Colorado 80301-2857.